Exhibit 99.1

NextTrip Closes Acquisition of GoUSA TV Assets, Expanding Strategic Media Footprint and Strengthening the “Media-to-Travel” Ecosystem

Historical Reach to More than 200 Million Viewers Across FAST, VOD, and Major App Platforms Aligns Directly with NextTrip’s Media-Driven “Inspiration-to-Booking” Business Model

Santa Fe, NM – February 3, 2026 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” “we,” “our,” or the “Company”), a technology-forward travel and media company defining the intersection of Media and Travel, today announced the closing of its previously disclosed asset acquisition of select content, brand rights, and distribution assets of GoUSA TV, a travel streaming platform originally launched to showcase destinations across the United States.

The transaction represents a strategic expansion of NextTrip’s owned media portfolio and reinforces the Company’s long-term strategy to deploy premium, video-led travel content as scalable demand infrastructure for its booking and commerce platforms.

Strategic Rationale: Media as Demand Infrastructure

GoUSA TV historically reached an estimated 200+ million viewers globally across connected TV, mobile applications, and digital platforms, including Samsung TV Plus, LG Channels, Titan OS, and TCL International. The platform suspended operations in September 2025 following U.S. federal budget cuts, creating a unique opportunity for NextTrip to acquire an established global distribution footprint at an attractive entry point.

Rather than operating GoUSA as a standalone channel, NextTrip plans to integrate the platform into JOURNY, the Company’s owned travel media network. GoUSA will serve as a U.S. focused demand-generation layer within NextTrip’s broader media-to-commerce ecosystem.

This approach reflects NextTrip’s core thesis: travel media should not stop at viewership but extend into measurable booking intent and transaction conversion.

Management Commentary

“With this transaction, we are not simply acquiring a content library, we are acquiring valuable content assets supported by an established global audience footprint and proven distribution infrastructure,” said Bill Kerby, Founder, Director, and Chief Executive Officer of NextTrip. “As travel discovery continues to shift toward media-driven engagement, integrating the GoUSA platform and content into JOURNY enhances our ability to influence consumer intent earlier in the decision cycle and efficiently convert that demand through our booking and technology platforms, supporting scalable monetization over time.”

Ian Sharpe, Chief Operating Officer of NextTrip Media, added, “The travel content market is shifting from passive viewing to participatory engagement. By combining GoUSA’s destination credibility with JOURNY’s creator-driven formats and NextTrip’s booking infrastructure, we are building a system where storytelling directly supports measurable travel outcomes.”

Strengthening the JOURNY Platform

The acquisition adds over a hundred hours of U.S. destination programming, including documentaries, travel series, culinary features, and cultural storytelling, to JOURNY’s expanding content library.

Combined with JOURNY’s existing FAST, AVOD, and digital distribution, GoUSA content becomes part of a multi-platform programming and monetization system that supports:

●	Advertising and sponsorship revenue

●	Destination marketing partnerships

●	Creator-led and branded content

●	Direct booking pathways through NextTrip’s commerce stack

By embedding attribution, QR-driven engagement, and deep-linking into booking workflows, NextTrip expects to increasingly align content performance with transactional outcomes rather than relying solely on audience metrics.

Content and Production Momentum Into 2026

During 2025, NextTrip materially expanded its owned and licensed content portfolio across travel documentaries, destination series, influencer-led programming, and branded travel entertainment.

With Save Your Day Films joining the JOURNY production ecosystem in 2025, the Company increased its capacity to develop original formats designed specifically for multi-platform distribution and commercial integration.

Planned 2026 programming includes:

●	Influencer- and creator-led destination series

●	Branded and sponsored travel formats

●	Long-form experiential storytelling

●	Content structured to support itinerary discovery and booking conversion

This production model is designed to ensure content supply scales alongside distribution and monetization, rather than operating as a standalone cost center.

Why This Matters for Investors

The GoUSA acquisition advances several core investment pillars:

●	Owned demand generation, reducing reliance on paid media

●	Scalable monetization across advertising, sponsorships, and destination-funded content

●	Embedded conversion, integrating booking pathways within media environments

●	Margin leverage, amortizing media assets across multiple revenue streams

●	Strategic optionality, enabling international expansion and partnerships with DMOs, suppliers, and travel trade

By integrating GoUSA into its broader ecosystem, NextTrip strengthens control over both the inspiration layer and the transaction layer of the travel journey.

Industry Context

Independent research continues to support video as a primary driver of travel intent. According to Expedia Group’s Consumer Travel Index Survey (October 2025), video content significantly outperforms static formats in influencing travel decisions, with audiences increasingly favoring authentic, creator-led storytelling, particularly among younger demographics.

These trends reinforce NextTrip’s strategy to build a video-first, commerce-enabled travel platform rather than a traditional online travel agency or content publisher.

Transaction Overview

At closing, NextTrip acquired specified GoUSA content, along with associated distribution assets, for a purchase price of $350,000 in cash and $350,000 in restricted common shares of NextTrip, Inc. The transaction also includes a performance-based royalty arrangement pursuant to which the seller is entitled to receive 15% of gross advertising revenue generated from NextTrip’s commercialization of the GoUSA FAST channels and content library, as well as a 1% commission on destination booking revenue (excluding airfare) directly attributable to GoUSA content. The royalty arrangement applies over a multi-year period and includes a minimum guaranteed payment. Additional information, including the full terms and conditions of the transaction, is available in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission.

About GoUSA TV

GoUSA TV is a free, ad-supported travel entertainment channel that inspires global audiences to explore the USA through films, documentaries, and original series celebrating the nation’s diverse destinations, food, culture, and music. Available on more than 20 platforms in over 100 countries, GoUSA TV reaches millions of viewers each month across Europe and international markets.

About NextTrip

NextTrip, Inc. (NASDAQ: NTRP) is a technology-forward travel and media company defining the intersection of media and travel. Through its owned media platforms, including JOURNY.tv and TravelMagazine.com, and its proprietary travel technology stack, NextTrip delivers an integrated inspiration-to-booking ecosystem that connects travel discovery directly to transaction and fulfillment. The Company operates a portfolio of travel brands and platforms, including Five Star Alliance, a global luxury hotel and resort booking platform; NXT2.0, its proprietary booking and payments engine; and TA Pipeline, a purpose-built group travel and meetings booking platform serving travel advisors, suppliers, and destination partners. Together, these assets enable frictionless booking across luxury FIT travel, group travel, destination weddings, conferences, and concierge-managed experiences, supported by flexible payment options such as PayDlay. By owning both the inspiration layer through premium video-led storytelling and the transaction layer through integrated booking technology, NextTrip enables travelers to move seamlessly from discovery to booking, while providing destinations, brands, and travel partners with measurable engagement, demand generation, and conversion opportunities.

For more information, visit www.nexttrip.com and investors.nexttrip.com.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at www.sec.gov . The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

NextTrip, Inc

Richard Marshall

Director of Corporate Development

Richard.Marshall@nextTrip.com

MZ Group - MZ North America

Chris Tyson

Executive Vice President

949-491-8235

NTRP@mzgroup.us

www.mzgroup.us